UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2024

First Business Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Charmany Drive

Madison, Wisconsin 53719

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (608) 238-8008

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FBIZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On April 25, 2024, the Compensation Committee of the Board of Directors of First Business Financial Services, Inc. (the “Company”) approved an increase in the base salary of David R. Seiler, the Company’s President and Chief Operating Officer, from $392,813 to $455,000 per year, and an increase in his long-term incentive award target from 35% to 40% of his base salary, effective May 1, 2024.

In addition, on April 26, 2024, the Company’s Board of Directors approved a decrease in the base salary of Corey Chambas, the Company’s Chief Executive Officer, from $640,000 to $512,000 per year, effective May 1, 2024.

The above-described changes to Mr. Seiler’s and Mr. Chambas’s compensatory arrangements are intended to reflect ongoing changes in the scope of their respective responsibilities as part of the Company’s ongoing succession planning efforts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2024	FIRST BUSINESS FINANCIAL SERVICES, INC.

	By:	/s/ Brian D. Spielmann
Brian D. Spielmann
Chief Financial Officer